Exhibit 99.31

PARI PASSU JOINDER AGREEMENT

September 1, 2016

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of October 12, 2010 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Sears Holdings Corporation, the other Grantors party thereto and Wilmington Trust, National Association (as successor to Wells Fargo Bank, National Association), as Collateral Agent (the “Collateral Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that certain Second Lien Credit Agreement, dated as of the date hereof, among Sears Holdings Corporation, Sears Roebuck Acceptance Corp, Kmart Corporation, the lenders party thereto and JPP, LLC, as administrative agent and collateral administrator (the obligations thereunder and under the ancillary documents referred to therein, the “New Secured Obligations”) and to act as the Pari Passu Agent for the New Secured Parties hereunder and under the Security Agreement;

(ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement;

(iii) irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(iv) accepts and acknowledges, for itself and the other New Secured Parties, the terms of the Security Agreement applicable to it and the New Secured Parties and agrees to serve as Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement; and

(v) directs the Collateral Agent, on behalf of itself and the New Secured Parties, to execute and deliver the Amended and Restated Intercreditor Agreement, dated as of the date hereof, by and among Bank of America, N.A. and Wells Fargo Bank, National Association, as ABL Agents and the Collateral Agent, as Second Lien Agent, binding the Pari Passu Agent and the New Secured Parties to the terms thereof.

The name and address of the representative for purposes of Section 7.4 of the Security Agreement are as follows:

JPP, LLC

c/o ESL Investments, Inc,

1170 Kane Concourse, Suite 200

Bay Harbor Islands, FL 33154

Attention: Edward S. Lampert, CEO

IN WITNESS WHEREOF, the undersigned has caused this Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the 1st day of September, 2016.

JPP, LLC

By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Authorized Signatory

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of Section 7.2 of the Security Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page – Pari Passu Joinder Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the 1st day of September, 2016.

JPP, LLC

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of Section 7.2 of the Security Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Signature Page – Pari Passu Joinder Agreement]